SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2008

INTERNATIONAL SMART SOURCING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

320 Broad Hollow Road	11735
Farmingdale, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Agreement with Real Property Technologies, LLC to Terminate Letter of Intent

     On January 25, 2008, International Smart Sourcing, Inc. and Real Property Technologies, LLC mutually agreed to terminate the letter of intent dated July 12, 2007 concerning the proposed purchase of RPT by ISSI.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2008

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE
David Hale
Chairman of the Board of Directors, President